UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2010

AUTOINFO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-11497	13-2867481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6413 Congress Ave – Suite 260 Boca Raton	33487
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (561) 988-9456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d) On September 8, 2010, the Board of Directors of AutoInfo, Inc., a Delaware corporation (OTCBB: AUTO) (the “Company”) appointed Mark K. Patterson to the Board.  In connection with his appointment, the Board granted Mr. Patterson a non-qualified stock option exercisable for 100,000 shares of the Company’s common stock at an exercise price of $0.5635 (115% of the fair market value on the date of grant) per share which, subject to his continued directorship with the Company, will vest ratably over the next three years.

Mr. Patterson does not have any direct or indirect interest in any transactions with the Company that requires disclosure under Item 404(a) of Regulation S-K.  There is no existing family relationship between him and any director or executive officer of the Company.

BIOGRAPHICAL INFORMATION REGARDING THE INCOMING DIRECTOR

The principal occupation and brief summary of Mr. Patterson’s background is as follows:

MARK K. PATTERSON, age 47, became a director of AutoInfo, Inc. on September 8, 2010.  Since April 2009, Mr. Patterson has been the executive vice president and chief financial officer of Appalachian Underwriters, Inc., a national wholesale brokerage outlet for insurance agents.  Mr. Patterson also serves on the board of Appalachian Underwriters’ affiliates, Accident Insurance Company and Madison Insurance Company, both property and casualty insurance companies domiciled in South Carolina, as well as the reinsurance affiliates, Appalachian Reinsurance Ltd. (Bermuda) and Cherokee Reinsurance Ltd. (Cayman). In addition, Mr. Patterson serves as the president and is the principal shareholder of American Employer Group, Inc., a Tennessee licensed professional employer organization. Prior to joining Appalachian, from September 2005 until April 2009, Patterson served as the chief financial officer of Express 1 Expedited Solutions, Inc. (AMEX: XPO), a transportation services organization focused upon premium transportation solutions provided through one of four non-asset based or asset-light operating units.  During his time with Express, from February 2006 until April 2009, he also served on its Board of Directors.  Over the past 20 years, Mr. Patterson has held senior financial positions at several transportation, distribution and manufacturing companies.  Mr. Patterson served as the director of corporate reporting at SIRVA, Inc. in 2005. Prior to that Mr. Patterson served as the controller and director of financial planning and analysis at CRST International, Inc. from 2003 to 2004; as the chief financial officer of Coastal Resources, Inc. from 2001 to 2003; as the chief financial officer of Schilli Transportation Services, Inc. from 1998 through 2001; and in various financial positions within U.S. Xpress Enterprises, Inc. from 1994 through 1998.  Mr. Patterson received a Bachelor of Science degree in Accounting from the University of Tennessee in 1987.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoInfo, Inc.

Dated: September 8, 2010	By:	/s/ William Wunderlich
William Wunderlich,
Chief Financial Officer